Exhibit 99.2
Penn Virginia GP Holdings, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean, Vice President, Investor Relations
Ph: (610) 687-8900, Fax: (610) 687-3688, E-Mail: invest@pennvirginia.com

PENN VIRGINIA GP HOLDINGS, L.P. ANNOUNCES
PRICING OF SECONDARY PUBLIC OFFERING OF COMMON UNITS

RADNOR, PA (BusinessWire) September 10, 2009 – Penn Virginia GP Holdings, L.P. (NYSE: PVG) announced today that Penn Virginia Resource GP Corp., an indirect wholly owned subsidiary of Penn Virginia Corporation (NYSE: PVA), has priced the underwritten public offering of 8,695,655 common units representing limited partner interests of PVG at $12.30 per unit.  The selling unitholder has also granted the underwriters a 30-day option to purchase up to 1,304,345 additional common units to cover over-allotments, if any.  PVG will not receive any of the proceeds from the offering.  The offering is scheduled to close on September 16, 2009.

Barclays Capital, UBS Investment Bank, J.P. Morgan and Wells Fargo Securities are acting as joint book-running managers for the offering, and Credit Suisse, RBC Capital Markets, Stifel Nicolaus and SMH Capital are acting as co-managers.

The offering is being made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (SEC).  The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: Barclays Capital, c/o Broadridge, Integrated Distribution Services, 1155 Long Island Ave., Edgewood, NY, 11717, by calling toll-free (888) 603-5847 or by email at barclaysprospectus@broadridge.com; UBS Investment Bank, Attn: Prospectus Dept., 299 Park Ave., New York, NY, 10171 or by calling toll-free (888) 827-7275; J.P. Morgan, Attn.: Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, by calling (718) 242-8002 or by fax at (718) 242-8003; or Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue, New York, New York 10152, by calling (800) 326-5897 or by email at equity.syndicate@wachovia.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

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Headquartered in Radnor, PA, Penn Virginia GP Holdings, L.P. (NYSE: PVG) is a publicly traded limited partnership which owns the general partner interest, all of the incentive distribution rights and approximately 37 percent of the limited partner interests in Penn Virginia Resource Partners, L.P. (NYSE: PVR), a manager of coal and natural resource properties and related assets and the operator of a midstream natural gas gathering and processing business. For more information about PVG, please visit its website at www.pvgpholdings.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the risks, uncertainties and contingencies set forth in PVG’s press releases and public periodic filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2008. Many of the factors that will determine PVG’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. PVG undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.